MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


                                     NOTICE


NOTICE is hereby given that the Eleventh Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados on Thursday the 23rd day of April, 1998 at 12:00 noon for the following purposes:


1. Adoption of minutes of previous meeting of Shareholders held on March 27th, 1997.

2. To receive and consider the financial statements of the Company for the twelve month period ended December 31, 1997 together with the independent auditors' report thereon.

3.   To elect directors.

4.   To consider the proposal to amend the Restated Articles of Incorporation.

5.   To  confirm  the   appointment  of  Deloitte  &  Touche  as  the  Company's
     independent auditors for the year ended December 31, 1998.

6. To conduct any other business that may properly be transacted at an annual meeting.




                        DATED THE 27th DAY OF MARCH, 1998

                              BY ORDER OF THE BOARD





                                Michael R. Boyce
                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


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                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                         Annual Meeting April 23rd, 1998

                                 PROXY STATEMENT
                                March 27th, 1998


     This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on April 23rd, 1998 at 12:00 noon at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

     Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 28,700 participating shares outstanding, held by 487 persons representing 287 series. All the common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote.

     This proxy statement is accompanied by notice of the meeting, financial statements for the year ended December 31, 1997 and a form of proxy.


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                              ELECTION OF DIRECTORS


     The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one year terms.

     Mr. William Bradshaw has been nominated to stand for election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

     In addition, five directors will be elected by the common shareholder. It is anticipated that MIC will choose to re-elect William B. Noll, Bernard J. Buselmeier, Louis S. Carrio, Jr., John J. Dunn, Jr. and Peter R.P. Evelyn to serve as directors.

     Information regarding the age and current occupation of persons nominated to be elected or re-elected as directors by the common shareholder and the person nominated to be elected as director by the participating shareholders is set forth below.

                                         Position with the Company and Other
      Name                 Age          Employment During the Past Five Years

William B. Noll             55                President & Director
                                        (President,  GMAC Insurance  Holdings
                                        Inc., 1997,  Executive Vice President
                                        & Chief Financial Officer,  MIC,
                                        March 1993; Group Vice President, MIC,
                                        1991-1993; Vice President, MIC,
                                        1989-1990).

                                        Mr. Noll has been President & Director
                                        since 1995.

Louis S. Carrio, Jr.        54          Vice President and Director
                                        (Vice President, MIC).

                                        Mr. Carrio has been a Vice President
                                        & Director since 1991.

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                                      - 2 -

Bernard J. Buselmeier       42          Vice President & Director
                                        (Executive Vice President & Chief
                                        Financial Officer, Integon Insurance
                                        Group, from April 1998; Vice President
                                        & Treasurer, MIC, 1993-1998; and
                                        Treasurer, MIC, 1989-1993).

                                        Mr. Buselmeier has been Vice
                                        President and Director since 1995.

John J. Dunn, Jr.           39          Vice President & Director
                                        (Vice President & Treasurer, MIC,
                                        from April 1998; Assistant Treasurer,
                                        MIC, 1995-1998; Manager, Coopers &
                                        Lybrand L.L.P., 1990-1995)

                                        Mr. Dunn has been Vice President and
                                        Director since 1996.

Peter R.P. Evelyn           56          Director
                                        (Attorney, Evelyn Gittens & Farmer,
                                        A Barbados Law firm).

                                        Mr. Evelyn has been a Director
                                        since 1986.

William Bradshaw            37          Nominee for Director to be elected by
                                        the participating shareholders.
                                        (Bradshaw Automotive Group, Greer,
                                        South Carolina)


                AMENDMENTS OF RESTATED ARTICLES OF INCORPORATION

Allocation of Operating Expenses

     Under the terms of the Company's Restated Articles of Incorporation, no expenses relating to ordinary day-to-day operations of the Company are allocated to the Subsidiary Capital Account of a series of Shares for the period from the date of issuance of the Shares to the fiscal year end immediately following such date. Management has determined that this provision can artificially influence the timing of the purchase of Shares. In order to prevent such an unintended incentive, Management proposes that the Articles be amended to provide that no operating expenses shall be allocated to the Subsidiary Capital Account for a series of Shares for the first four fiscal quarters that end after the issuance of the Shares.

     Accordingly, Management proposes that the Company's Restated Articles of Incorporation be amended to read as follows:


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                                      - 3 -

         Section 3(1)(2)

             Any expenses or liabilities attributable to ordinary day-to-day Company operations, excluding any United States Federal income taxes, shall be allocated among all Subsidiary Capital Accounts for the Shares pro rata on the basis of the number of series issued and outstanding at the end of the fiscal quarter in which the expense or liability is incurred, provided that for purposes of such allocation, series of Shares issued at any time during the twelve calendar months preceding the end of the fiscal quarter in which the expense or liability is incurred, and series with respect to which the unearned premium is zero as of such date, shall be excluded.

Restricted Earned Surplus

     Under the terms of the Company's Restated Articles of Incorporation, Restricted Earned Surplus generally is equal to the amount of premiums allocated to the Subsidiary Capital Account for the Common shares during a rolling five-year period, reduced by the amount of deficits allocated to such Account during such five-year period. In order to accelerate the point in time when earnings attributable to the Common shares become available to absorb Subsidiary Capital Account deficits, Management has determined that, for purposes of determining Restricted Earned Surplus, reductions for deficits should be taken into account only to the extent that they relate to amounts credited to the Subsidiary Capital Account for the Common shares during the rolling five-year calculation period. Management believes that this rule should be implemented at the earliest time possible taking into account the Company's past accounting practices with respect to Restricted Earned Surplus. Accordingly, Management proposes that, effective as of January 1, 1997, the definition of Restricted Earned Surplus contained under "Definitions" in Section 3 of the Company's Restated Articles of Incorporation should be amended as follows:

                  Restricted Earned Surplus - - At any point in time, the portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common shares equal to: (i) premiums allocated to the Subsidiary Capital Account of the Common shares during the immediately preceding five-year period pursuant to Section 3(1)(1)(a), plus (ii) deficits restored to such Account during such period pursuant to Section 3(1)(7)(c), less (iii) return premiums allocated to such account during such period pursuant to Section 3(1)(1)(d), and less (iv) deficits allocated to such account during such period pursuant to Section 3(1)(7)(a)(i) to the extent that they relate to amounts described in clauses (i) and (ii) of this definition.


                        ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 1998. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


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                                    P R O X Y

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

     I/We,                      , a member  of the  above-named  company  hereby
appoint Ronald W. Jones, Vice President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on the 23rd day of April, 1998 or at any adjournment thereof and in particular to vote for:

         (i) The election of Mr. William Bradshaw to serve as a director representing the participating shareholders.
         (ii) The adoption of amendments to the Company's Restated Articles of Incorporation as they relate to Allocation of Operating Expenses and Restricted Earned Surplus computations. (iii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.



                           Dated this ________ day of __________, 1998.


------------------------------                      ---------------------------
Signature                                                    Print Name

         As a Shareholder in Series # __________
         (for identification purposes, please indicate the series in which you are a shareholder)




Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

         c/o Aon Insurance Managers (Barbados) Ltd.
         Financial Services Centre, P.O. Box 1304,
         Bishops Court Hill,
         St. Michael, Barbados, W.I.
         Facsimile #:  (246) 436-9016



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                                      PROXY


                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


         MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints John J. Dunn, Jr., Director of the Company or failing him Robert
E. Capstack, Alternate Director of the Company for Louis S. Carrio, Jr., as its proxy to vote for it on its behalf at the shareholders meeting to be held on the 23rd day of April, 1998 or at any adjournment thereof.

                           Dated this ________ day of __________, 1998



                               MOTORS INSURANCE CORPORATION



                               By______________________________


                               ________________________________
                               Print Name

                               ________________________________
                               Title



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